F5 Networks, Inc.
Conflict Minerals Report
Year Ended December 31, 2020
Introduction
This Conflict Minerals Report (the "Report") for F5 Networks, Inc. ("F5 Networks," "F5," the "Company," "we," "us," and "our") is presented for the reporting period from January 1, 2020 to December 31, 2020 to comply with Rule 13p-1 (the "Rule") under the Securities Exchange Act of 1934. For the purpose of the Reasonable Country of Origin Inquiry ("RCOI"), we initiated supply chain inquiries in December 2020 and continued to receive data through May 03, 2021. F5 maintains an ongoing data gathering and refresh program to ensure up-to-date data is captured throughout the year. For the purpose of this report, conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, "3TG").
This year, we received responses from 93% of our in-scope suppliers. After validation and removal of incomplete or invalid submissions, we received an acceptable, completed Conflict Minerals Reporting Template ("CMRT") from 90% of our in-scope suppliers, and were able to determine 13% of suppliers were not using any 3TG. 4% of the suppliers provided incomplete or invalid submissions.
As a downstream user of conflict minerals, we are dependent on our suppliers for information, and the list of smelters reported by F5 should be seen as a list of possible sources, rather than a complete record of known source locations. More information on how we determined which suppliers were in scope is available in this report.
A smelter list, CMRT form, conflict minerals policy, and other corporate social responsibility information is available online at https://support.f5.com/csp/article/K51230228.
Forward Looking Statements
This report includes forward looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward looking statements can also be identified by words such as "expects," "plans," "intends," "will," "may," and similar terms. Forward looking statements are not guarantees of future performance. F5 assumes no obligation to revise or update any forward looking statements for any reason, except as required by law. Subsequent events may affect F5’s future determinations under Rule 13p-1.
About F5 Networks
F5 is a multi-cloud application security and delivery company that enables organizations to provide digital experiences to their customers faster, reliably, and at scale. Our cloud, software, and hardware offerings are designed to support, secure, and optimize applications in any type of environment, including on-premises and in multi-cloud architectures. In connection with our solutions, we provide a broad range of global services, including consulting, training, installation, maintenance, and other technical support services. Our customers include large enterprise businesses, public sector institutions, governments, and service providers around the globe.
Supply Chain Overview
F5 relies upon our suppliers to provide material declarations and information on the origin of 3TG contained in components and materials supplied to us, including materials and 3TG from sub-tier suppliers. As most suppliers provide company-level declarations, there are many smelters listed that may not actually be in the supply chain of the components used by F5.
We contracted with Assent Compliance ("Assent") to gather data from our suppliers as well as to provide our suppliers training on the reporting rules and guidance on completing the CMRT form. We utilized the standard Responsible Business Alliance Global e-Sustainability Initiative ("RBA-GeSI") Conflict Minerals Reporting Template version 6.01 developed by the Responsible Minerals Initiative ("RMI") and requested that all suppliers complete the form. Suppliers that are known or suspected to provide components that contain 3TG were considered undetermined unless a completed CMRT form was received. Suppliers known not to use metal in products sourced by F5 Networks were asked to provide a CMRT form, even if only to state no use. In cases where these suppliers did not provide a CMRT form, but a material declaration or comparable documentation is on file demonstrating no 3TG use, they were considered out of scope. Packaging suppliers are out of scope, and though we have asked for CMRT forms for our own records they are excluded from this declaration and the data provided herein.
Reasonable Country of Origin Inquiry
To determine whether necessary 3TG in our products originated in the Democratic Republic of the Congo ("DRC") or an adjoining country (the "Covered Countries"), we provided a list of suppliers associated with the Covered Products to Assent for upload to the Assent Compliance Manager tool ("ACM").
We utilized the RBA-GeSI CMRT version 6.01 to conduct a survey of all in scope suppliers. During the supplier survey, we contacted suppliers via the ACM, to which suppliers uploaded their completed CMRTs for assessment and management by Assent. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, Question 1 of the CMRT asks suppliers whether any of the 3TGs they use are necessary to the functionality or production of their products. We also periodically reviewed the supplier list to ensure that irrelevant or "out of scope" suppliers were removed from the survey process. We conducted this analysis based on the following criteria:
•The company supplies packaging only (excluding labels)
•The company supplies us with items that do not end up in our products (including equipment used to make our products or those used strictly on prototypes)
•The company is a test lab
•The company is a service provider only
•The company is listed as a supplier, but no components were purchased for use in F5 products during the reporting period and preceding 12 months.
We requested that all suppliers complete a CMRT and included training and education (provided by Assent) to guide suppliers on best practices and the use of this template. Assent monitored and tracked all communications in the ACM for future reporting and transparency. We directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers to complete the CMRT form and submit their form to Assent.
For calendar year 2020 we included automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. This data validation is based on:
•Questions 1 and 2 are minimum requirements for the CMRT
◦If suppliers state (via Question 1 and Question 2) that their products do not contain 3TGs necessary to the function or production of said products, then no further information is required, and no further data validation is completed.
•Question 3 - Do any of your 3TGs originate from the Covered Countries?
◦Any supplier that has any 3TGs from the Covered Countries, even one positive response from their supply chain must answer yes.
•Question 4 - Do any of the smelters in your supply chain source the 3TG from conflict-affected and high-risk areas?
•Question 5 - Have you received information from all relevant 3TG Suppliers?
◦If you are not at 100%, then you cannot make definitive statements for Questions 3 and 4.
•Question 6 - What percentage of relevant suppliers have provided a response to your supply chain survey?
•Question 7 - Have you identified all your Smelters and refiners?
◦If the answer here is yes, then question 5 must be yes. This also impacts question 3.
All submitted forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted with regards to invalid forms and are encouraged to submit a valid form. As of May 03, 2021, there were 6 invalid or incomplete supplier submissions that could not be corrected.

Assent compared the list of smelters and refiners provided in our suppliers’ responses to the lists of smelters maintained by the RMI and, if a supplier indicated that a facility was certified as conflict-free, confirmed that the facility was listed on RMI’s list of validated conflict free smelters and refiners of 3TG. Our suppliers identified a total of 318 smelters and refiners. Of those, 236 are currently conformant to the Responsible Minerals Audit Process ("RMAP") run by RMI. Based on information provided by RMI, a further 8 are in communication with RMI. Most of the CMRTs we received were made on a company or division level basis which did not allow us to identify which smelters or refiners listed by our suppliers actually processed the 3TG contained in our products.
Based on the RCOI, we had reason to believe that some of the 3TGs may have originated from the Covered Countries. In accordance with the Rule, we performed due diligence on the source and chain of custody of the conflict minerals in question.
Design of Due Diligence
We designed our due diligence measures to conform, in all material respects, with the framework in the Organization for Economic Co-operation and Development ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict Affected and High-Risk Areas (the "Guidance") and the related Supplements for gold, tin, tantalum, and tungsten. The Guidance identifies five steps for due diligence that should be implemented and provides guidance as to how to achieve each step. We developed our due diligence process to address each of these five steps:
1.Establishing strong company management systems regarding conflict minerals;
2.Identifying and assessing risks in our supply chain;
3.Designing and implementing a strategy to respond to identified risks in our supply chain;
4.Utilizing independent third-party audits of supply chain diligence; and
5.Publicly reporting on our supply chain due diligence.
Company Management System
Company Policies
All suppliers in our manufacturing supply chain are required to provide products that meet the requirements laid out in F5’s Conflict Minerals Policy which can be found here: https://support.f5.com/csp/article/K51230228.
Conflict Minerals Policy (as of May 03, 2021):
As a global company, we know the business of F5 has impacts throughout our world-wide value chain. The Dodd-Frank Consumer Protection and Wall Street Reform Act (the "Dodd-Frank Act") found that the exploitation and trade of Tin, Tantalum, Tungsten, and Gold ("conflict minerals") were helping to finance extreme levels of violence in the DRC. The Dodd-Frank Act requires public companies to conduct due diligence and make certain disclosures regarding use of the conflict minerals.
F5 requires suppliers using any of the four conflict minerals sourced from the DRC or an adjoining country to use only materials which are certified Conflict Free through the Conflict Free Smelter Initiative or a comparable process.
We are committed to eliminating conflict minerals from our manufacturing supply chain through use of widely adopted best practices, including:
•Establishing a conflict minerals compliance program consistent with the OECD Due Diligence guidance for downstream companies
•Determining which F5 suppliers use the above-mentioned conflict minerals and targeting our efforts accordingly
•Requiring all affected suppliers to provide a Conflict Minerals Reporting Template to the social responsibility team for review
•When instances of non-compliant suppliers arise, working with those suppliers through our manufacturing supply chain team to ensure corrective actions are undertaken promptly and effectively

•Filing an annual Form SD with the Securities and Exchange Commission through our financial reporting group, which will include updates on progress towards being conflict free and details of any corrective actions taken in the reporting year
Developing total transparency in the supply chain takes time, and correcting suppliers’ use of non-certified conflict minerals as it arises requires commitment. We are confident our efforts, combined with the rest of the industry will result in substantive impacts for the people of the DRC and surrounding region.
Management Team
Management for the conflict minerals program at F5 is the supply chain team (within manufacturing). This team works closely with peers in manufacturing, manufacturing supply chain, and product design.
The corporate social responsibility team oversees gathering CMRTs, performing assessments of the CMRTs, following up with suppliers, filing the conflict minerals report, working with F5’s contract manufacturer to determine purchase history and supplier use, and maintaining up-to-date information on conflict minerals regulations. As discussed earlier in this report, some of those responsibilities have been outsourced to Assent.
The supply chain team (within manufacturing) is responsible for keeping up-to-date contacts with suppliers and managing contracts with suppliers with which F5 has contracts. F5 does not have contracts with all suppliers, but all contracts that are in place include conflict minerals requirements.
The product development team, particularly the team of component engineers, is responsible for maintaining up-to-date supplier lists and bills of materials. When a new supplier is added, they notify the corporate social responsibility team so due diligence can commence. When a supplier must be removed due to conflict minerals use, the corporate social responsibility team engages the component engineering and product development teams to develop and implement a phase-out plan including timeline and alternate supplier qualification.
Grievance Mechanism
Suppliers and other parties may contact us with conflict minerals questions or concerns.
•Via email: rohscompliance@f5.com
Reports also may be made anonymously to the F5 Ethics Point portal.
•Online at f5.ethicspoint.com
•By telephone at +1 (855) 409-0947
Supplier Engagement
Design Process
F5 selects suppliers for a variety of performance criteria, including compliance. Initial screening of suppliers covers basic compliance criteria, including an ability to provide a CMRT to F5 though that CMRT is not reviewed as part of the new supplier process.
After selection, parts are integrated into prototype bills of materials and then integrated into regular, ongoing data collection performed by the corporate social responsibility team. This includes conflict minerals compliance and full material declarations.
Incorporation into Production Bill of Materials
Once listed on a prototype or production bill of materials, a supplier is added to our surveys of compliance information. It is at this point Assent is engaged to procure a CMRT from the supplier. Assent utilizes contact information provided by F5 as well as contacts from other downstream users to initiate contact with a supplier. In the event a supplier is unfamiliar with conflict minerals reporting, Assent provides training on how to properly fill out a CMRT and guidance on how that supplier can perform their own supply chain due diligence.
Maintenance of Data
After completion, F5 holds CMRTs in the ACM. These documents will be held, at a minimum, for the required period as dictated by the SEC.

As long as a supplier remains on a bill of materials for a product still in production and with an active purchase history within the prior two years, F5 will continue to gather a new CMRT every year. This ensures changes in suppliers’ practices have not resulted in a change in conflict mineral sourcing status.
Due Diligence for Calendar Year 2020
Risk Assessment
Of the suppliers deemed in scope, we found the majority to be responsive with continually improving data and coverage year over year.
Once received, a CMRT is reviewed for a variety of red flags including those listed in the OECD guidance for downstream companies. This includes, but is not limited to:
•Determining the legitimacy of all smelters listed through a variety of validated smelter lists such as those maintained by the RMI.
•Maintaining an up-to-date list of certified conflict-free smelters and checking reported smelters against that list.
•Determining if a smelter, even if outside the Covered Countries, lists source material from the Covered Countries.
•Flagging smelters and suppliers listing recycled, scrap, or bank sources of materials.
•Flagging smelters and suppliers with unfixed inconsistencies in their forms.
Assent provides potential corrective action guidance to suppliers with data inconsistencies and errors; the average CMRT has been reviewed three times by Assent and the providing supplier prior to receipt of that CMRT by F5. F5 monitors this process through updates from Assent and advises on action for suppliers whose data has not met Assent’s basic threshold for trustworthiness.
Supplier Risk
Suppliers that have not improved the percent of their supply chain surveyed, provided data showing they are not conflict free, or provided metals from other sanctioned countries were considered high-risk.
High-risk suppliers have been contacted throughout calendar year 2020 so F5 can monitor progress on removing smelters not shown to be conflict free or sourcing material from sanctioned countries.
As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain.
Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program meets the OECD Due Diligence Guidelines and can assist in making key risk mitigation decisions as the program progresses. At this time, 6 of our suppliers have been identified as having a weak program.
Smelter Risk
Furthermore, smelters or refiners not being certified DRC Conflict Free pose a significant risk to the supply chain. Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:
•Geographic proximity to the DRC and Covered Countries;
•Responsible Minerals Assurance Process (RMAP) audit status; and
•Known or plausible evidence of unethical or conflict sourcing.
Based on these criteria, the following facilities have been identified with a red-flag risks of highest concern into their supply chain:
•African Gold Refinery - CID003185
•Fidelity Printers and Refiners Ltd. - CID002515

•Sudan Gold Refinery - CID002567
•Tony Goetz NV - CID002587
•Kaloti Precious Metals - CID002563
When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through our third-party vendor, Assent Compliance, submissions that include any facilities with the above conditions immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to F5, and escalating up to removal of these high-risk smelters from their supply chain.
Strategy to Respond to Risks
Together with Assent, we developed processes to assess and respond to the risks identified in our supply chain.
Non-Responsive Suppliers
As the conflict minerals due diligence progresses, escalations are sent to non-responsive suppliers to outline the importance of a response via CMRTs and to outline the required cooperation for compliance to the Conflict Minerals rules. Assent provides training on conflict minerals and filling out a CMRT.
Various reasons have been presented for why a supplier does not respond, but the most frequent is out of date contact information. In this case, F5's social responsibility team and supply chain team gather up-to-date supplier contact information. F5’s contract manufacturer, Flex, may be asked to provide their contact with suppliers. Working with Flex also helps eliminate some confusion with suppliers requiring purchase orders to provide information; Flex is typically the purchaser of record, even though F5 maintains design control.
Suppliers with Persistent Issues
When suppliers continue to provide CMRTs to Assent or F5 that list high risk, out of date, or other illegitimate smelters, F5 will follow up with that supplier and request that supplier work to remove those smelters from their supply chain. If a supplier submits a CMRT with issues and those issues persist over an 18 month period without being addressed, F5 will take corrective actions with that supplier up to and including removing them as an Approved Vendor from F5’s Approved Vendor List. For components that have multiple sources; preference will be given to suppliers that have submitted clear CMRTs.
Assent also directly contacts smelters and refiners that are not currently enrolled in the RMAP to encourage their participation and gather information regarding each facility's sourcing practices on behalf of its compliance partners. In the event after multiple attempts, a smelter does not engage in the RMAP, and a supplier continues to use metal from that smelter, F5 may entirely phase out the supplier.
While we were not successful in completely eliminating those smelters from our supply chain, we have seen a slight reduction in the number of suppliers claiming those smelters.
Public Reporting on Supply Chain Due Diligence
Results
During the reporting period, F5 had 214 actively purchased suppliers listed on our bills of materials. 138 of those in scope provided CMRTs that were accepted by F5, and an additional 59 were deemed out of scope. Six suppliers provided incomplete or invalid submissions. This represents a 93% percent response rate. With coverage above 90 percent, we feel we have met an acceptable threshold for F5 to consider the data gathering for the period to be complete and a success.
Attached as Appendix A is a list of all smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis. Because we rely on data from our suppliers and not all suppliers are in each product, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than contained in any one of our products.
Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI. As mentioned in the above section, many responses were provided at the company level, therefore, Appendix B may contain more countries than those that our products are being sourced from.
Determination of Conflict Status
For the reporting period ending December 31, 2020, F5 has not been found to be conflict free. This determination stems primarily from two sources of concern:
•We still have smelters not listed as conflict free that are either located in or sourcing material in the conflict region.
•We did not undergo an independent third-party audit for the reporting period, and thus cannot declare ourselves conflict free.
As a downstream user of materials, F5 does not purchase directly from smelters, or even directly from metals suppliers. As such, we are primarily reliant on entities in our supply chain to perform actual in-person audits of smelters. We search through listings on industry group sites, including the RMI and iTSCi and leverage the findings of those groups in our reporting.
Next Steps
During calendar year 2020, we experienced significant delays in response from suppliers due to the global COVID-19 crisis. This significantly adversely impacted our ability to follow up with suppliers regarding invalid or problematic submissions. However, we were still able to achieve above 90% response rate. During 2021, we will continue to improve our process, particularly focusing on timing of requests to ensure there is an ability to report complete data.

Appendix A
Below is the list of smelters listed on CMRTs of suppliers used by F5 during calendar year 2020.

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA	CID002708
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Augmont Enterprises Private Limited	INDIA	CID003461
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	C.I Metales Procesados Industriales SAS	COLOMBIA	CID003421
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Metaux S.A.	SWITZERLAND	CID000189
Gold	CGR Metalloys Pvt Ltd.	INDIA	CID003382
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425
Gold	Eco-System Recycling Co., Ltd. North Plant	JAPAN	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	JAPAN	CID003425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA	CID002459
Gold	Gold Coast Refinery	GHANA	CID003186
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	JALAN & Company	INDIA	CID002893
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kundan Care Products Ltd.	INDIA	CID003463
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	LT Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES OF AMERICA	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES OF AMERICA	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Precinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	REMONDIS PMR B.V.	NETHERLANDS	CID002582
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA	CID001546
Gold	Safimet S.p.A	ITALY	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585
Gold	Shandong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	CHINA	CID002527
Gold	Shirpur Gold Refinery Ltd.	INDIA	CID002588
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761
Gold	Sovereign Metals	INDIA	CID003383
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF	CID002918
Gold	Super Dragon Technology Co., Ltd	TAIWAN, PROVINCE OF CHINA	CID001810
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamakin Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	PRG Dooel	NORTH MACEDONIA, REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES OF AMERICA	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522
Tin	Alpha	UNITED STATES OF AMERICA	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438
Tin	Estanho de Rondonia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	CHINA	CID003410
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Luna Smelter, Ltd.	RWANDA	CID003387
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA	CID003379
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION	CID001305
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	Precious Minerals and Smelting Limited	INDIA	CID003409
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Mitra Sukses Globalindo	INDONESIA	CID003449
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Rajehan Ariq	INDONESIA	CID002593
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Timah Nusantara	INDONESIA	CID001486

Metal	Smelter Name	Smelter Country	Smelter ID
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	BRAZIL	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	BRAZIL	CID003427
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	China Molybdenum Co., Ltd.	CHINA	CID002641
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA	CID000281
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	CHINA	CID003401
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	GEM Co., Ltd.	CHINA	CID003417
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	RUSSIAN FEDERATION	CID003408
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF	CID003388
Tungsten	Lianyou Metals Co., Ltd.	TAIWAN, PROVINCE OF CHINA	CID003407
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM	CID002543
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589

Metal	Smelter Name	Smelter Country	Smelter ID
Tungsten	NPP Tyazhmetprom LLC	RUSSIAN FEDERATION	CID003416
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830

Appendix B – Countries of origin
This list of potential countries of origin is populated based on RMI validated smelters listed in our RCOI.

Afghanistan
Albania
Angola
Argentina
Armenia
Australia
Austria
Belarus
Belgium
Bermuda
Bolivia
Brazil
Bulgaria
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Czech Republic
Djibouti
Dominican Republic
DRC or an adjoining country (Covered Countries)
Ecuador
Egypt
England
Estonia
Ethiopia
Finland
France
Germany
Ghana
Guinea
Guyana
Hungary
India
Indonesia
Ireland
Israel
Italy
Ivory Coast
Japan

Kazakhstan
Kenya
Kyrgyzstan
Laos
Liberia
Lithuania
Luxembourg
Madagascar
Malaysia
Mali
Mauritania
Mexico
Mongolia
Morocco
Mozambique
Myanmar
Namibia
Netherlands
New Zealand
Niger
Nigeria
Papua New Guinea
Peru
Philippines
Poland
Portugal
Republic Of Korea
Russia
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
Slovenia
South Africa
Spain
Sudan
Suri
Suriname
Sweden
Switzerland
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom

USA
Uzbekistan
Viet Nam
Zambia
Zimbabwe